EXHIBIT 23.2





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of StarSight Telecast, Inc. on Form S-8 of our report dated March 15, 1996 appearing in the Annual Report on Form 10-K of StarSight Telecast, Inc. for the year ended December 31, 1995.



/s/ Deloitte & Touche LLP
San Francisco, California

May 20, 1996